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EXHIBIT 11

BARRETT BUSINESS SERVICES, INC.
STATEMENT OF CALCULATION OF AVERAGE
COMMON SHARES OUTSTANDING

                                                          Three Months      Nine Months
                                                              Ended            Ended
                                                         Sept. 30, 1994    Sept. 30, 1994
                                                         --------------    --------------
Primary Earnings Per Share:
   Weighted average number of shares                        6,340,781        6,327,824

   Stock option plan shares to be issued at prices            338,635          322,771
      ranging from $3.500 to $13.563 per share

   Warrant issues at a price of $4.20 per share               200,000          200,000


   Less:   Assumed purchase at average market price
           during the period using proceeds received
           upon exercise of options and purchase of
           stock, and using tax benefits of compensation
           due to premature dispositions                     (308,937)        (272,940)
                                                            ---------        ---------
                Total Primary Shares                        6,570,479        6,577,655
                                                            =========        =========




Fully Diluted Earnings Per Share:
     Weighted average number of shares                      6,340,781        6,327,824

     Stock option plan shares to be issued at
        prices ranging from $3.500 to $13.563 per share       338,635          322,771

     Warrant issues at a price of $4.20 per share             200,000          200,000


     Less: Assumed purchase at the higher of ending
           or average market price during the period
           using proceeds received upon exercise of
           options and purchase of stock, and using
           tax benefits of compensation due to pre-
           mature dispositions                               (280,495)        (256,827)
                                                            ---------        ---------
                Total Diluted Shares                        6,598,921        6,593,768
                                                            =========        =========

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EXHIBIT 27

BARRETT BUSINESS SERVICES, INC.
FINANCIAL DATA SCHEDULE